SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (hereinafter the “Agreement”) is made by and entered into among:

Scientific Energy, Inc., a Utah corporation (hereinafter the “SCGY” or “Purchaser”);

Macao E-Media Development Company Limited (澳门网络传媒发展有限公司), a Macau corporation (hereinafter the “AOMI”) and its five subsidiaries, as defined as below(collectively “Subsidiaries”, individually “Subsidiary”). AOMI and its five subsidiaries are collectively referred to as the “Target Companies”.

Mr. Jiang Hai Tao and other shareholders of AOMI (collectively the “Sellers”). Mr. Jiang Hai Tao, as AOMI’s founder, majority shareholder, CEO, and entrustee who nomimally holds the equity on behalf of the other shareholders, acting as the Sellers’ representative in this Agreement (hereinafter the “Sellers’ Representative”).

RECITALS

1.

Scientific Energy, Inc. is a company duly incorporated and existing under the laws of State of Utah, U.S.A., of which the shares are registered with United States Securities and Exchange Commission (hereinafter the “SEC”) and listed on OTC market in the United States, with its stock symbol as “SCGY”;

2.

Macao E-Media Development Company Limited is a company duly incorporated and existing under the laws of Macau SAR, China, of which its five subsidiaries are as follows:

i)

SQUIRREL LOGISTICS COMPANY LIMITED (松鼠物流有限公司), a company duly incorporated and existing under the laws of Macau SAR, China, of which 99% shares are owned by AOMI and remaining 1% owned by AOMI’s related-party;

ii)

GREEN SUPPLY CHAIN MANAGEMENT COMPANY LIMITED (绿色供应链有限公司的股份), a company duly incorporated and existing under the laws of Macau SAR, China, of which 99% shares are owned by AOMI and remaining 1% owned by AOMI’s related-party;

iii)

MACAO CHINA FINANCIAL CONSULTANCY COMPANY LIMITED (澳中金融咨询有限公司), a company duly incorporated and existing under the laws of Macau SAR, China, of which 99% shares are owned by AOMI and remaining 1% owned by AOMI’s related-party;

iv)

Zhuhai Chengmi Technology Company Limited (珠海城觅科技有限公司), a company duly incorporated and existing under the laws of China, of which 100% shares are owned by AOMI;

v)

Zhuhai Migua Technology Company Limited (珠海市蜜瓜科技有限公司), a company duly incorporated and existing under the laws of China, of which 100% shares are owned by Zhuhai Chengmi Technology Company Limited, therefore indirectly 100% owned by AOMI.

1.

Sellers, collectively as AOMI’s majority shareholders, representing 98.75% ownership of AOMI, and by extension, AOMI’s respective ownership on all and each of Subsidiaries.

2.

Each of Sellers agrees jointly and severally to sell to Purchaser 98.75% AOMI’ equity shares and its respctive ownership on Subsidiaries, for a total consideration of Sixty-Five Million Six Hundred and Sixty-Eight Thousand Seven Hundred and Fifty US Dollar ($65,668,750.00 USD), in exchange of One Hundred and Thirty-One Million Three Hundred and Thirty-Seven Thousand Five Hundred (131,337,500) SCGY shares newly issued by SCGY, each of which valued at Fifty US Cent ($0.5 USD). Purchaser agrees to newly issue and transfer to Sellers One Hundred and Thirty-One Million Three Hundred and Thirty-Seven Thousand Five Hundred (131,337,500) SCGY shares, of which the total value amounts to Sixty-Five Million Six Hundred and Sixty-Eight Thousand Seven Hundred and Fifty US Dollar ($65,668,750.00 USD), in exchange of 98.75% of AOMI’ equity shares and its respctive ownership on Subsidiaries.

3.

Mr. Jiang Hai Tao, as Sellers’ Representative, has been duly and lawfully authorized by the remainings of Sellers, acting on their behalf, to take such steps, as in his own judgement may be necessary, appropriate or desirable to enter into this Agreement.

4.

Mr. Jiang Hai Tao, as founder, CEO, and member of Board of Directors of Target Companies, also represents Target Companies in the Agreement.

5.

In consideration of the foregoing and mutual negotiation between SCGY and Sellers, subject ot Article 6 (4) and Article 7 (6), in terms of SCGY purchasing 98.75% of the equty shares of AOMI and its respective ownership on Subsidiaries from Sellers, this Agreement is hereby executed and entered into by and among Parties as of May 10, 2021, and states as follows:

Article 1

Sellers agree to sell to SCGY 98.75% of AOMI’ shares and its respctive ownership on Subsidiaries, for a total value of Sixty-Five Million Six Hundred and Sixty-Eight Thousand Seven Hundred and Fifty US Dollar ($65,668,750.00 USD), in exchange of One Hundred and Thirty-One Million Three Hundred and Thirty-Seven Thousand Five Hundred (131,337,500) SCGY shares newly issued by SCGY, with each SCGY share valued at Fifty US Cent ($0.5 USD), and therefore total consideration of Sixty-Five Million Six Hundred and Sixty-Eight Thousand Seven Hundred and Fifty US Dollar ($65,668,750.00 USD).

Article 2

Subject to the execution of this Agreement, all and each of Target Companies shall immediately and effectively be deemed the subsidiaries of SCGY.

Article 3

Within twenty (20) business days after the execution of this Agreement, Sellers shall file the applications with relevant government authorities, and obtain the approvals from such authorities, regarding the change of shareholders for each of Target Companies as set out in this Agreement.

Article 4

“Closing”: means the completion of the transfer of shares of Target Companies from all and each of Sellers to Purchaser, as required and approved by Macau Commerce and Movable Property Registry or other relevant government authorities.

“Closing Date”: means the date on which the Closing shall take place.

Subject to Article 3, on the Closing Date, Sellers shall deliver to Purchaser:

(1)

Business Regstration Certificate of Target Companies, newly issued by Macau Commerce and Movable Property Registry, or other equivalent government authorities, indicating Purchaser as the rightful shareholder of Target Companies;

(2)

Aritcles of Association of Target Companies, indicating Purchaser as the rightful shareholder of Target Companies;

(3)

any other evidence Purchaser might require, indicating Purchaser as the rightful shareholder of Target Companies.

Article 5

Subject to the instructions by the Sellers, within four (4) business days after Closing Date, SCGY shall report to SEC regarding the shares newly issued to Sellers; and, as required by Sellers and subject to the name-list provided by Sellers, SCGY shall notify such share issurance to its stock transfer agent, which is Securities Transfer Corporation, and deliver to Sellers share certificates.

Article 6

SCGY hereby represents and warrants to Sellers:

(1)

All the SCGY stocks newly issued to Sellers, shall bear and contain complete and intact legal and beneficial rights, titles and interests, and shall be free from and clear of all liens.

(2)

Prior to the execution of Agreement, SCGY had delivered to Sellers all the relevant information about SCGY. SCGY hereby represents all the provided information complete and correct, among which the financial statements for the years ended December 31, 2020 and 2019 had been audited by a qualified auditor whom is registered with the U.S. Public Company Accounting Oversight Board (“PCAOB”). These information had been filed with the SEC.

(3)

Other than what had been disclosed in the financial reports, SCGY is free from any other liabilities, obligations or legal suits.

(4)

SCGY Board of Directors has approved, and deems it in the best interests of SCGY to enter into this Agreement.

Article 7

Sellers hereby represents and warrants to SCGY:

(1)

All the shares of Target Companies sold to SCGY, shall bear and contain complete and intact legal and beneficial rights, titles and interests, and shall be free from and clear of all liens.

(2)

Prior to the execution of Agreement, Sellers had delivered to SCGY all the relevant information about Target Companies. Sellers hereby represents all the provided information complete and correct, among which the financial report of 2019 and 2020 had been already audited by a qualified and certified auditor.

(3)

Other than what had been disclosed in the financial reports, all or any company of Target Companies are free from any other liabilities, obligations or legal suits.

(4)

Sellers collectively own 98.75% of equity shares of AOMI, and by extension, its respective ownership of Subsidiaries. Other than the shares which had been issued already, all or any company of Target Companies have not, in any possible way, issued any other shares, options or any forms of securities that could lead to the dilution of shares of all or any company of Target Companies.

(5)

Each Board of Directors of all or any company of Target Companies has approved, and deems it in the best interests to enter into this Agreement.

Article 8

Sellers understand and agree that, in pursuant to the Securities Act of 1933, the SCGY shares newly issued by SCGY, with the sole purpose of acquiring Target Companies, shall state on the back of its share certificates as follows:

“The Shares have not been registered under the Securities Act, or any state securities laws. They may not be sold or offered for sale in the absence of an effective registration statement as to the Securities under said Act and any applicable state securities law or an exemption from such registration under said act. The issuer of these shares may require an opinion of counsel reasonably satisfactory to the issuer that such offer, sale or other transfer otherwise complies with the Securities Act and any applicable state securities laws.”

Article 9

Unless is otherwise required by the laws or regulations, without prior written consent by other party, either party shall not disclose to any other third party any clauses under the Agreement, or any other business confidential information that party has acquired during the course of this Agreement.

Article 10

This Agreement immediately turns effective and binding among Parties upon the execution of Parties. This Agreement cannot be arbitrarily terminated or amended by either Party, and remain effective, unless such termination or amendment is approved in writing by each of the Parties.

Article 11

Supplementary agreements may be executed by Parties to address any outstanding matters. This Agreement and any other supplementary agreement constitute the entire agreement, bear the same legal binding force, and supersede all prior agreements and undertakings.

Article 12

This Agreement shall be governed by and construed in accordance with the laws of Macau SAR, China, without giving effect to any choice or conflict of law provision or rule (whether of Macau or any other jurisdiction) that would cause the application of the laws of any state or jurisdiction other than Macau SAR, China.

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

PURCHASER:

Scientific Energy, Inc.

By: /s/ Stanley Chan

Name: Stanley Chan

Title:  Chief Executive Officer

Date:  10 May 2021

SELLERS’ REPRESENTATIVE:

By:  /s/ Jiang Hai Tao

Name: Jiang Hai Tao

Date:  10, May 2021

COMPANY:

Macao E-Media Development Company Limited

By:  /s/ Jiang Hai Tao

Name:  Jiang Hai Tao

Title:   Chief Executive Officer

Date:  10 May 2021